UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2012

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Entrance into Compensatory Arrangements with Officers

On September 7, 2012, Lam Research Corporation (the “Company”) entered into Employment Agreements with Ernest E. Maddock (the “Maddock Agreement”) and Richard A. Gottscho (the “Gottscho Agreement”) and also entered into change in control agreements with Gary Bultman, David Hemker, Terese Kemble, and Sarah O’Dowd (the “Change in Control Agreements”). All of the agreements are effective as of July 18, 2012.

The following summaries of the terms of the agreements are qualified in their entirety by the respective texts of such agreements. The Maddock Agreement, the Gottscho Agreement, and the form of the Change in Control Agreements are attached as Exhibits 10.174, 10.175, and 10.176, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Maddock Agreement

The Maddock Agreement replaces the Employment Agreement between the Company and Mr. Maddock effective July 1, 2009, which expired by its terms in June 2012. The Maddock Agreement provides that Mr. Maddock shall serve as the Company’s Senior Vice President for a three-year term commencing on July 18, 2012 and ending on July 17, 2015, subject to the right of the Company or Mr. Maddock, under certain circumstances, to terminate the agreement prior to such time.

Under the Maddock Agreement, Mr. Maddock will receive a base salary of $485,000 per year, subject to annual adjustment at the discretion of the Company’s Compensation Committee. Mr. Maddock is also entitled to participate in any short-term or long-term variable compensation plans offered by the Company to its executive officers generally, subject to the applicable terms and conditions of such plans and the determination of the Compensation Committee, and to participate in the Company’s Elective Deferred Compensation Plan. Mr. Maddock will receive other benefits, such as health insurance, vacation, and other benefit plans and compensation programs generally applicable to executive officers of the Company.

If a “change in control” (as defined in the Maddock Agreement) of the Company occurs during the period of Mr. Maddock’s employment under the Maddock Agreement, and if there is an “involuntary termination” (as defined in the Maddock Agreement) of Mr. Maddock’s employment either in contemplation of or within the 12 months following such change in control, Mr. Maddock will be entitled to (1) a lump-sum cash payment equal to 12 months of Mr. Maddock’s then-current base salary (without giving effect to any salary reduction program then in place), plus an amount equal to the average of the last five annual payments made to Mr. Maddock under the Company’s Annual Incentive Plan or any predecessor or successor plans (the “Short Term Plan,” and such average, the “Short Term Plan Average”), plus an additional amount equal to the Short Term Plan Average multiplied by the number of full months worked in the calendar year in which Mr. Maddock’s employment is terminated divided by twelve; (2) payment of any amounts under the Short Term Plan which were earned by Mr. Maddock but not yet paid; (3) certain medical benefits, as described in the Maddock Agreement; (4) vesting, as of the date of termination, of the unvested portions of any stock option or restricted stock unit (“RSUs”) awards granted to Mr. Maddock prior to the change in control; and (5) payment of any amounts accrued as of the change in control under any long-term cash-based variable compensation plans of the Company (the “Long Term Plans”), plus an amount equal to the remaining target amount under the Long Term Plans.

If Mr. Maddock is involuntarily terminated other than in connection with a change in control, he will be entitled to (1) a lump-sum cash payment equal to 12 months of Mr. Maddock’s then-current base salary (without giving effect to any salary reduction program then in place), plus an amount equal to fifty percent of the Short Term Plan Average, plus an amount equal to the amount which Mr. Maddock would have earned under the Short Term Plan for such calendar year in which he terminated multiplied by the number of full months worked in the calendar year in which Mr. Maddock’s employment is terminated divided by twelve (the “Pro-Rated Short Term Plan Amount”); (2) payment of unpaid amounts under the Short Term Plan; (3) certain medical benefits, as described in the Maddock Agreement; (4) vesting of any unvested stock options or RSUs that were granted twelve (12) months or more before the termination date, in a pro rata amount; and (5) payment of amounts accrued under the Long Term Plans as of the date of termination.

In the event of Mr. Maddock’s death or disability, he (or his estate) will be entitled to (1) the Pro-Rated Short Term Plan Amount; (2) payment of unpaid amounts under the Short Term Plan; (3) certain medical benefits (in the case of Mr. Maddock’s death, benefits to which Mr. Maddock’s dependents are entitled); (4) vesting of any unvested stock options or RSUs, in an amount equal to the greater of 50% of such awards or a pro rata amount; and (5) payment of amounts accrued under the Long Term Plans as of the date of termination.

In the event of any other termination of Mr. Maddock’s employment during the term of the Maddock Agreement, Mr. Maddock will be entitled to payment of any earned but unpaid base salary, any accrued and unused vacation, and reimbursement for any expenses incurred in connection with the business of the Company. If Mr. Maddock voluntarily resigns, he will be entitled to no additional benefits, any unvested stock options will be cancelled within 90 days of the date of termination unless earlier exercised, and any RSUs will be cancelled on the date of termination.

The Maddock Agreement subjects Mr. Maddock to customary confidentiality and non-competition obligations during the term of the Maddock Agreement, and non-solicitation obligations for a period of six months following the termination of his employment. The agreement also requires Mr. Maddock to execute a release in favor of the Company to receive the payments described above.

Gottscho Agreement

The Gottscho Agreement replaces the Change in Control Agreement between the Company and Dr. Gottscho effective as of July 1, 2009, which expired by its terms in June 2012. The Gottscho Agreement provides that Dr. Gottscho shall serve as a Senior Vice President of the Company.

The terms of the Gottscho Agreement are otherwise substantively similar to those of the Maddock Agreement, with the following material difference: under the Gottscho Agreement, Dr. Gottscho will receive a base salary of $438,000, subject to annual adjustment at the discretion of the Company’s Compensation Committee.

Change in Control Agreements

The Change in Control Agreements between the Company and Mr. Bultman, Dr. Hemker, and Ms. Kemble are new agreements. The Change in Control Agreement for Ms. O’Dowd replaces the Change in Control Agreement between the Company and Ms. O’Dowd effective July 1, 2009, which expired by its terms in June 2012. The Change in Control Agreements provide that, if a “change in control” (as defined in the applicable Change in Control Agreement) of the Company occurs during the period of employment of the applicable executive officer under the Change in Control Agreement, and there is an “involuntary termination” (as defined in the Change in Control Agreement) of the executive officer’s employment either in contemplation of or within the 12 months following such change in control, the executive officer will be entitled to payments and benefits substantively similar to those contained in the change of control provisions of the Maddock Agreement.

The Change in Control Agreements contain confidentiality, non-competition, and non-solicitation terms which are substantively similar to those of the Maddock Agreement, and require the executive officers to execute releases in favor of the Company to receive the payments described in the previous paragraph.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.174	Employment Agreement with Ernest E. Maddock, effective July 18, 2012

10.175	Employment Agreement with Richard A. Gottscho, effective July 18, 2012

10.176	Form of Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2012

LAM RESEARCH CORPORATION

By:	/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Vice President of General Legal Affairs

Exhibit Index

10.174	Employment Agreement with Ernest E. Maddock, effective July 18, 2012

10.175	Employment Agreement with Richard A. Gottscho, effective July 18, 2012

10.176	Form of Change in Control Agreement